Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May 15, 2020

Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720

Ladies and Gentlemen:

We have acted as special counsel to Insulet Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale of up to 2,725,118 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), which includes 355,450 Shares allocated to the underwriters’ option to purchase additional Shares, pursuant to the automatic shelf registration statement on Form S-3 (File No. 333-238195) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 12, 2020, relating to the registration of the offer and sale of such Shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”), including the issuance and sale of up to 2,725,118 Shares to the Underwriters named in Schedule II of the Underwriting Agreement, dated as of May 12, 2020 (the “Underwriting Agreement”), among the Company, and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters (the “Underwriters”).  All terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.  In connection with the foregoing, you have requested our opinion with respect to the following matters.

In rendering the opinion contained herein, we have examined and relied upon the Registration Statement and the Underwriting Agreement. We have also examined and relied upon the originals, or duplicates or certified or conformed copies, of other corporate records, agreements, documents and other instruments, including the Eighth Amended and Restated Certificate of Incorporation of the Company as in effect as of the date hereof, and the Amended and Restated By-laws of the Company as in effect as of the date hereof and copies of certain resolutions of the Board of Directors of the Company relating to the registration and issuance of the Shares, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Insulet Corporation
May 15, 2020

In rendering the opinion set forth below, we have also assumed that the Shares will be duly authenticated by the transfer agent and registrar for the Shares and that the certificates, if any, evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement and the Registration Statement, will be validly issued and fully paid and non-assessable.

We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference in the Registration Statement.  In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.  We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz